UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)          On September 24, 2015, Immune Pharmaceuticals Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, 14,789,111 votes were present in person or represented by proxy, which represented approximately 54% of the total outstanding eligible votes as of the record date of July 29, 2015.

(b)         The following proposal was submitted to the Company’s stockholders at the Special Meeting:

(1)	A proposal to approve the potential issuance of more than 19.99% of the Company’s outstanding common stock under our Series D Redeemable Convertible Preferred Stock, together with certain additional shares the Company issued pursuant to other transactions that are aggregated under the NASDAQ Listing Rules, in accordance with the stock purchase agreements between the Company and Discover Growth Fund, dated July 28, 2015.

Votes For	Votes Against	Votes Abstain
14,595,554	183,132	10,425

This proposal was approved by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: September 24, 2015	By:	/s/ Gad Berdugo
		Name:	Gad Berdugo
		Title:	Chief Financial Officer